NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND NEITHER THIS WARRANT NOR SUCH SHARES MAY BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Void after 5:00 p.m. Eastern Standard Time, on [September 30], 2004.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                  DANSKIN, INC.

                  FOR VALUE RECEIVED, DANSKIN, INC. (the "Company"), a Delaware corporation, hereby certifies that Danskin Investors, LLC, or its permitted assigns, is entitled to purchase from the Company, at any time or from time to time commencing [September 30], 1997, and prior to 5:00 P.M., Eastern Standard Time, on [September 30], 2004, a total of 9,632,199 fully paid and nonassessable shares of Common Stock, par value $.01 per share, of the Company for an aggregate purchase price of $2,889,659.70 (computed on the basis of $.30 per share). (Hereinafter, (i) said Common Stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder are referred to as the "Warrant Shares,"
(iii) the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iv) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price,"
(v) this Warrant, and all warrants hereafter issued in exchange or substitution for this Warrant are referred to as the "Warrant" and (vi) the holder of this Warrant is referred to as the "Holder.") The number of Warrant Shares for which this Warrant is exercisable is subject to adjustment as hereinafter provided. In the event of any such adjustment, the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price in effect immediately prior to such adjustment by a fraction the numerator of which is the aggregate number of Warrant Shares for which this Warrant may be exercised immediately prior to such adjustment and the denominator of which is the aggregate number of Warrant Shares for which this Warrant may be exercised immediately after such adjustment.

1. Exercise of Warrant. This Warrant may be exercised, in whole at any time or in part from time to time, commencing [September 30], 1997, and prior to 5:00 P.M., Eastern Standard Time, on

[September 30], 2004, by the Holder of this Warrant by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part.

         The Aggregate Warrant Price or Per Share Warrant Price may be paid: (a) in cash, (b) by surrender to the Company of shares of its Common Stock with a fair value, on the date of exercise that is equal to the Aggregate Warrant Price or Per Share Warrant Price, as the case may be, in respect of the number of Warrants exercised, (c) by surrender to the Company of Warrants (as provided below) or (d) by a combination of (a), (b) or (c) hereof. The Holder shall have the right to convert Warrants or any portion thereof (the "Conversion Right") into Warrant Shares as provided in this paragraph, but only if, at the time of such conversion, the Per Share Warrant Price shall be less than the current market price per share of Common Stock and the Warrants shall otherwise be exercisable under the provisions of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrants (the "Converted Warrants"), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing (a) the difference between (i) the product of the fair value per share of Common Stock as of the date the Conversion Right is exercised (the "Conversion Date") and the number of Warrant Shares into which the Converted Warrants could have been exercised hereunder and (ii) the aggregate Per Share Warrant Price that would have been payable upon such exercise of the Converted Warrants as of the Conversion Date, by (b) the fair value per share of Common Stock as of the Conversion Date. For purposes of this paragraph, the fair value per share of Common Stock shall mean the average Closing Price of the Company's Common Stock for the ten Trading Days immediately preceding the Conversion Date.

         As used in this Section 1, Trading Day means, in the event that the Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such exchange), a day on which the New York Stock Exchange (or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business.

         As used in this Section 1, the Closing Price of the Company's Common Stock shall be the last reported sale price as shown on the Composite Tape of the New York Stock Exchange, or, in case no such reported sale price is quoted on such day, the average of the reported closing bid and asked prices on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such exchange, the last reported sales price, or in case no such reported sales price is quoted on such day, the average of the reported closing bid and asked prices, on the principal national securities exchange (including, for purposes hereof, the National Association of Securities Dealers, Inc. National Market System) on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the high closing bid price and the low closing asked price as reported on an inter-dealer quotation system. In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

         Payment for Warrant Shares if made by cash shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant has not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant, the Company will (a) issue a certificate or certificates in the name of the Holder for the shares of the Common Stock to which the Holder shall be entitled, and (b) deliver the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of the Warrant.

         No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the fair value of a share.

2. Reservation of Warrant Shares. The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock as from time to time shall be receivable upon the exercise of this Warrant.

3. Anti-Dilution Provisions. The number and kind of securities issuable upon the exercise of this Warrant, the Per Share Warrant Price and the number of Warrant Shares for which this Warrant may be exercised shall be subject to adjustment from time to time in accordance with the following provisions:

         (a)               Certain Definitions.  For purposes of this Warrant:

                  (1) The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued, or deemed to be issued by the Company pursuant to paragraph (g) of this Section 3, after the Original Issue Date except:

                           (i)         shares of Common Stock issuable upon
                                    conversion of, or distributions with respect to, the Series D Cumulative Convertible Preferred Stock ("Series D Stock") now or hereafter issued by the Company;

                           (ii)        up to 790,000 shares of Common Stock
                                    issuable upon the exercise of options issued to officers, directors and employees of the

                                    Company under stock option plans maintained from time to time by the Company and approved by the Board of Directors (the "Employee Options"); and

                           (iii)       up to 3,291,797 shares of Common Stock
                                    issuable upon the exercise of options issued to Mary Ann Domuracki, Beverly Eichel and Nina McLemore (collectively, the "Management Options") in connection with the closing of that certain Securities Purchase Agreement dated as of September 22, 1997 between the Company and Danskin Investors, LLC (the "Purchase Agreement");

                           (iv)        shares of Common Stock issuable upon
                                    exercise of this Warrant, the Warrant issued to Oppenheimer Bond Fund for Growth pursuant to the terms of the Purchase Agreement (the "BFG Warrant") and the Warrant issued to Donald Schupak pursuant to the terms of that certain Warrant Purchase Agreement dated as of September 22, 1997 between the Company and Donald Schupak (the "Schupak Warrant"); and

                           (v)         up to 10,000,000 shares of Common Stock
                                    issuable pursuant to the Rights Offering contemplated by the terms of the Purchase Agreement.

                  (2)         The term "Convertible Securities" shall mean any
                           evidence of indebtedness, shares (other than the Promissory Note issued pursuant to the Purchase Agreement, Series D Stock, the Schupak Warrant, the BFG Warrant and this Warrant) or other securities convertible into or exchangeable for Common Stock.

                  (3)         The term "Options" shall mean rights, options or
                           warrants (other than the Employee Options and the Management Options) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

                  (4)         The term "Original Issue Date" shall mean the date

                           of the initial issuance of this Warrant.

         (b) Reorganization, Reclassification. In the event of a reorganization, share exchange, or reclassification, other than a change in par value, or from par value to no par value, or from no par value to par value or a transaction described in subsection (c) or (d) below, this Warrant shall, after such reorganization, share exchange or reclassification (a "Reclassification Event"), be exercisable at the option of the holder into the kind and number of shares of stock or other securities or other property of the Company which the holder of this Warrant would have been entitled to receive if the holder had held the Warrant Shares issuable upon exercise of this

                  Warrant immediately prior to such reorganization, share exchange, or reclassification.

         (c) Consolidation, Merger. In the event of a merger or consolidation to which the Company is a party this Warrant shall, after such merger or consolidation, be exercisable at the option of the holder for the kind and number of shares of stock and/or other securities, cash or other property which the holder of this Warrant would have been entitled to receive if the holder had held the Warrant Shares issuable upon exercise of this Warrant immediately prior to such consolidation or merger.

         (d) Subdivision or Combination of Shares. In case outstanding shares of Common Stock shall be subdivided, the Per Share Warrant Price shall be proportionately reduced as of the effective date of such subdivision, or as of the date a record is taken of the holders of Common Stock for the purpose of so subdividing, whichever is earlier. In case outstanding shares of Common Stock shall be combined, the Per Share Warrant Price shall be proportionately increased as of the effective date of such combination, or as of the date a record is taken of the holders of Common Stock for the purpose of so combining, whichever is earlier.

         (e) Stock Dividends. In case shares of Common Stock are issued as a dividend or other distribution on the Common Stock (or such dividend is declared), then the Per Share Warrant Price shall be adjusted, as of the date a record is taken of the holders of Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the earliest of the date of such declaration, payment or other distribution), to that price determined by multiplying the Per Share Warrant Price in effect immediately prior to such declaration, payment or other distribution by a fraction
                  (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the declaration or payment of such dividend or other distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the declaration or payment of such dividend or other distribution. In the event that the Company shall declare or pay any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         (f) Issuance of Additional Shares of Common Stock. If the Company shall issue any Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (g) below) after the Original Issue Date (other than as provided in the foregoing subsections (b) through (e)), for no consideration or for a consideration per share less than the Per Share Warrant Price in effect on the date of and immediately prior to such issue, then in such event, the

                  Per Share Warrant Price shall be reduced, concurrently with such issue, to a price equal to the quotient obtained by dividing:

                  (1)         an amount equal to (x) the total number of shares
                           of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Per Share Warrant Price in effect immediately prior to such issuance or sale, plus (y) the aggregate consideration received or deemed to be received by the Company upon such issuance or sale, by

                  (2)         the total number of shares of Common Stock
                           outstanding immediately after such issuance or sale.

                  For purposes of the formulas expressed in paragraph 3(e) and 3(f), all shares of Common Stock, including Warrant Shares, issuable upon the exercise of outstanding Options or this Warrant or issuable upon the conversion of the Series C Stock, the Series D Stock or outstanding Convertible Securities (including Convertible Securities issued upon the exercise of outstanding Options), shall be deemed outstanding shares of Common Stock both immediately before and after such issuance or sale.

         (g) Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options, or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue of Options or Convertible Securities or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (1)         no further adjustments in the Per Share Warrant
                           Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or the issue of Common Stock upon the conversion or exchange of such Convertible Securities;

                  (2)         if such Options or Convertible Securities by their
                           terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Per Share Warrant Price computed upon the original issuance of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, upon any such increase or decrease becoming effective, shall be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Per Share Warrant Price shall affect Common Stock previously issued upon exercise of this Warrant in whole or in part);


                  (3)              upon the expiration of any such Options or
                           any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Per Share Warrant Price computed upon the original issue of such Options or Convertible Securities (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           (i)              in the case of Options or
                                    Convertible Securities, the only Additional
                                    Shares of Common Stock issued were the
                                    shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company (x) for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon exercise of the Options or (y) for the issue of all such Convertible Securities which were actually converted or exchanged plus the additional consideration, if any, actually received by the Company upon the conversion or exchange of the Convertible Securities; and

                           (ii)             in the case of Options for
                                    Convertible Securities, only the Convertible
                                    Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised.

                  (4)               No readjustment pursuant to clause (2) or
                           (3) above shall have the effect of increasing the Per Share Warrant Price to an amount which exceeds the lower of (x) the Per Share Warrant Price on the original adjustment date or (y) the Per Share Warrant

                           Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                  (5)               In the case of any Options which expire by
                           their terms not more than 30 days after the date of issue thereof, no adjustment of the Per Share Warrant Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

         (h)               Determination of Consideration. For purposes of this
                  Section 3, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (1)               Cash and Property. Such consideration shall:

                           (i)         insofar as it consists of cash, be the
                                    aggregate amount of cash received by the Company; and

                           (ii)        insofar as it consists of property other
                                    than cash, be computed at the fair value thereof at the time of the issue, as determined by the vote of a majority of the Company's Board of Directors or if the Board of Directors cannot reach such agreement, by a qualified independent public accounting firm, other than the accounting firm then engaged as the Company's independent auditors.

                  (2)               Options and Convertible Securities. The
                           consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (g) above, relating to Options and Convertible Securities shall be determined by dividing:

                           (i)              the total amount, if any, received
                                    or receivable by the Company as
                                    consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by


                           (ii)        the maximum number of shares of Common
                                    Stock (as set forth in the instruments
                                    relating thereto, without regard to any
                                    provision contained therein designed to
                                    protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

         (i) Adjustment of Aggregate Number of Warrant Shares Issuable. Upon each adjustment of the Per Share Warrant Price under the provisions of this Section 3, the aggregate number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to an amount determined by dividing (x) the Per Share Warrant Price in effect immediately prior to the event causing such adjustment by (y) such adjusted Per Share Warrant Price.

         (j) Other Provisions Applicable to Adjustment Under this Section. The following provisions will be applicable to the adjustments in Per Share Warrant Price and the aggregate number of Warrant Shares issuable upon exercise of this Warrant as provided in this Section 3:

                  (1)               Treasury Shares. The number of shares of
                           Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company.

                  (2)               Other Action Affecting Common Stock. In case
                           the Company shall take any action affecting the outstanding number of shares of Common Stock other than an action described in any of the foregoing subsections 3(b) to 3(g) hereof, inclusive, which would have an inequitable effect on the holder of this Warrant, the Per Share Warrant Price shall be adjusted in such manner and at such time as the Board of Directors of the Company on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

                  (3)               Minimum Adjustment. No adjustment of the Per
                           Share Warrant Price shall be made if the amount of any such adjustment would be an amount less than one percent (1%) of the Per Share Warrant Price then in effect, but any such amount shall be carried forward and an adjustment in respect thereof shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate an increase or decrease of one percent (1%) or more.

                  (4)               Certain Adjustments. The Per Share Warrant
                           Price shall not be adjusted upward except in the event of a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock or in the event of a readjustment of the Per Share Warrant Price pursuant to Section 3(g)(2) or (3).

         (k) Notices of Adjustments. Whenever the aggregate number of Warrant Shares issuable upon exercise of this Warrant and Per Share Warrant Price is adjusted as herein provided, an officer of the Company shall compute the adjusted number of Warrant Shares and Per Share Warrant Price in accordance with the foregoing provisions and shall prepare a written certificate setting forth such adjusted number of Warrant Shares and Per Share Warrant Price and showing in detail the facts upon which such adjustment is based, and such written instrument shall promptly be delivered to the recordholder of this Warrant.

4. Fully Paid Stock; Taxes. The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the proper exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. Subject to Section 6(c) hereof, the Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes that may be payable in respect of the issuance of any Warrant Shares or certificates therefor. The Holder covenants and agrees that it shall pay, when due and payable, any and all federal, state and local income or similar taxes that may be payable in respect of the issuance of any Warrant Shares or certificates therefor.

5.       Repurchase of Warrant.

         (a) Holders Option to Put Warrant. Subject to the succeeding provisions of this Section 5, if at any time the Warrant Shares shall not be issuable because the Company has insufficient authorized capital stock, the Holder may, by notice to the Company (a "Put Notice"), elect to sell to the Company (and the Company hereby agrees to repurchase from the Holder(s)), at the repurchase price specified in Section 5(d) hereof (the "Repurchase Price"), such portion of the Warrant exercisable for that number of Warrant Shares as are specified in the Put Notice (the "Put Number"). For all purposes of this
                  Section 5, each Warrant shall be treated as the number of Warrant Shares for which it is then exercisable.

         (b) Put Closing. The closing of the exercise of the put right shall take place at the offices of the Company at 10:00 a.m. local time on a date not more than seven (7) days after the date of the Put Notice, or at such other time and place as the Company and the Holder(s) may agree upon (the "Put Closing Date"). At the closing the

                  Holder(s) will deliver to the Company a Warrant or Warrants evidencing or exercisable for at least the Put Number of Warrant Shares (properly endorsed or accompanied by assignments, with signature(s) guaranteed or similar appropriate documentation of authority to transfer) against payment of the Repurchase Price to the Holder(s) in the manner specified in Section 5(c) hereof (together with Warrants of like tenor evidencing the right to purchase any Warrant Shares, in either case to the extent that the number of shares represented by the Warrants presented to the Company were in excess of the Put Number).

         (c) Payment. The Company shall pay the Repurchase Price to the Holder(s) out of funds legally available therefor at any closing under Section 5(b) hereof in cash or immediately available funds (the "Final Payment Date"). In the event that any portion of the Repurchase Price is not paid as provided in the preceding sentence as a result of any insufficiency of legally available funds or otherwise, such portion shall remain an obligation of the Company and shall become due and payable, in cash or immediately available funds, as soon as there are funds legally available therefor.

         (d)               Repurchase Price for Warrant.

                  (1)         the Repurchase Price shall be equal to that number
                           which is equal to the difference between (I) the product of (i) the Put Number of Warrant Shares, multiplied by (ii) the quotient obtained by dividing
                           (A) the Market Value of the Company's Common Stock (as determined pursuant to Section 5(d)(2) hereof), calculated as of the date of the Put Notice given by the Holder under Section 5(a), by (B) the total number of shares of Common Stock outstanding on the date of such Put Notice on a fully diluted basis, and
                           (II) the Product obtained by multiplying the Per Share Warrant Price by the Put Number of Warrant Shares;

                  (2)         The Market Value as of a given date shall be the
                           product of (i) the Current Market Price (as hereinafter defined) on such date multiplied by (ii) the number of shares of Common Stock issued and outstanding on such date on a fully diluted basis. The term "Current Market Price", as of the date of any determination thereof, shall be deemed to be the average of the Closing Price per share for ten Trading Days commencing immediately before such date.

6.       Transfer

         (a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available. In the event the Holder desires to transfer this Warrant or any of the Warrant Shares issued, the Holder must give the Company prior written notice of such proposed transfer including the name and address of the proposed transferee. Such transfer may be made only either (i) upon publication by the Securities and Exchange Commission (the "Commission") of a ruling, interpretation, opinion or "no action letter" based upon facts presented to said Commission, or (ii) upon receipt by the Company of an opinion of counsel acceptable to the Company to the effect that the proposed transfer will not violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations promulgated under either such act, or to the effect that the Warrant or Warrant Shares to be sold or transferred have been registered under the Securities Act of 1933, as amended, and that there is in effect a current prospectus meeting the requirements of Subsection 10(a) of the Securities Act, which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Warrant or Warrant Shares to be sold or transferred. Notwithstanding anything else contained herein, Danskin Investors, LLC may distribute the Warrant or the Warrant Shares to its members.

         (b) Transfer. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with assignment documentation duly executed and funds sufficient to pay any transfer tax, and upon compliance with the foregoing provisions, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment, and this Warrant shall promptly be canceled. Any assignment, transfer, pledge, hypothecation or other disposition of this Warrant attempted contrary to the provisions of this Warrant, or any levy of execution, attachment or other process attempted upon the Warrant, shall be null and void and without effect.

         (c) Legend and Stop Transfer Orders. Unless the Warrant Shares have been registered under the Securities Act, upon exercise of any part of the Warrant and the issuance of any of the Warrant Shares, the Company shall instruct its transfer agent to enter stop transfer orders with respect to such shares, and all certificates representing Warrant Shares shall bear on the face thereof substantially the following legend, insofar as is consistent with Delaware law:

                           "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of unless registered pursuant to the provisions of that Act or an opinion of counsel to the Company is obtained stating that such disposition is in compliance with an available exemption from such registration."

7. Loss, etc. of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8. Warrant Holder Not Shareholder. Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

9. Communication. No notice or other communication under this Warrant shall be effective unless the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

         (a) the Company at 111 West 40th Street, New York, NY 10018, attention: Chairman, or such other address as the Company has designated in writing to the Holder, or

         (b) the Holder at c/o Onyx Partners, Inc., 9595 Wilshire Blvd., Suite 700, Beverly Hills, CA 90212, attention:
                  President, or such other address as the Holder has designated in writing to the Company.

10. Headings. The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

11. Applicable Law. This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, DANSKIN, INC., has caused this Warrant to be signed by a duly authorized officer as of this [30th day of September], 1997.

                                          DANSKIN, INC.

                                          By:___________________________________
                                             Name:
                                             Title:

                                  SUBSCRIPTION

         The undersigned, __________________________________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for the purchase of _________________________ shares of the Common Stock of DANSKIN, INC. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.


Dated __________________                  Signature__________________________

                                                   Address____________________

                                                          --------------------


                                   ASSIGNMENT

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto _________________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint
_________________________, attorney, to transfer said Warrant on the books of DANSKIN, INC.


Dated __________________                  Signature__________________________

                                                   Address____________________

                                                          --------------------

                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED _________________________ hereby assigns and transfers unto _________________________ the right to purchase _________________________ shares of the Common Stock of DANSKIN, INC. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint _________________________, attorney, to transfer that part of said Warrant on the books of DANSKIN, INC.


Dated __________________                  Signature__________________________

                                                   Address____________________

                                                          --------------------